UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX		75201
(Address of Principal Executive Offices)		(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 – Results of Operations and Financial Condition

Preliminary Estimates of Results – Liquidity, Earnings, and Portfolio Update as of and for the quarter ended December 31, 2020

As of January 25, 2021, Sixth Street Specialty Lending, Inc. (the “Company”) estimates that its net asset value per share as of December 31, 2020 was approximately $17.16 per share, up from $16.87 as of September 30, 2020 (or $16.77 after adjusting for the impact of the Company’s Q3 2020 supplemental dividend that was paid on December 31, 2020). As of December 31, 2020, the Company’s total portfolio was approximately $2.3 billion in aggregate fair value, up from $2.1 billion as of September 30, 2020.

Estimated net income per share for the quarter ended December 31, 2020 is $0.79. Estimated net investment income per share for the quarter ended December 31, 2020 is $0.48. Both these amounts include approximately $0.02 per share of incentive fee expenses that were accrued, but not paid, related to the Company’s cumulative inception-to-date unrealized gains exceeding its cumulative inception-to-date realized gains and losses and unrealized losses as of December 31, 2020. Excluding the impact of the accrued capital gains-related incentive fee expenses, the Company’s estimated net income per share and net investment income per share for the quarter ended December 31, 2020 were $0.81 and $0.50, respectively.

As of December 31, 2020, the Company had approximately $865 million of liquidity in undrawn debt capacity and unrestricted cash. During the fourth quarter, the Company added $20 million of commitments to its senior secured revolver, bringing total capacity to $1.335 billion as of December 31, 2020. Estimated debt to equity as of December 31, 2020 was approximately 0.95x, up from 0.81x as of September 30, 2020. The Company’s debt funding mix at quarter end was comprised of approximately 58% unsecured debt, and the Company had approximately $863 million of undrawn capacity under its revolving credit facility.

There has been no material change to the Company’s weighted average portfolio performance ratings from September 30, 2020 to December 31, 2020. As of December 31, 2020, investments on non-accrual status was approximately 0.9% of the portfolio at fair value, flat from the prior quarter. During the quarter ended December 31, 2020, one additional portfolio company was placed on non-accrual status, American Achievement Corporation. The Company’s investments in MD America Energy, LLC and J.C. Penney Company, Inc. were removed from non-accrual status.

As previously announced, the Company will release its financial results for the fourth quarter and fiscal year ended December 31, 2020 on Wednesday, February 17, 2021 after market close and will hold an earnings conference call on Thursday, February 18, 2021 at 8:30 a.m. Eastern Time.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Company’s management. Neither KPMG LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial results as of December 31, 2020. Actual results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain information contained in this current report on Form 8-K may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC. (Registrant)

Date: January 25, 2021	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer